                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                LARSE CORPORATION


          LARSE CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

          FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article First thereof in its present form and substituting therefor a new Article First in the following form:

          FIRST: The name of the Corporation is Larscom Incorporated (the "Corporation").

          SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and (b) in lieu of a meeting and vote of stockholders, the holders of all of the shares of capital

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                                       -2-


stock of the Corporation entitled to vote thereon, having duly consented in writing to the adoption of such amendment in accordance with Section 228(f) of the General Corporation Law of the State of Delaware.

          THIRD: The capital of the Corporation will not be reduced under or by reason of the amendment to its Certificate of Incorporation set forth in this Certificate of Amendment.

          FOURTH: This Certificate of Amendment shall be effective on the 23rd day of August, 1993.

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by James Mongiello, its President and attested by Elizabeth V. Macias, its Assistant Secretary this 11th day of August, 1993.


                                        LARSE CORPORATION



                                          James Mongiello
                                        ------------------------------


ATTEST:



  Elizabeth V. Macias
------------------------------
  Assistant Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                                LARSE CORPORATION


          THE UNDERSIGNED, for the purpose of forming a Corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST:  The name of the Corporation is Larse Corporation.

          SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Ten Thousand (10,000) shares of common stock, $1.00 par value per share.


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                                       -2-


          FIFTH: The name and address of the sole incorporator of the Corporation is Susan Blanchard-Bologna, 110 East 59th Street, New York, N.Y. 10022.

          SIXTH: The original by-laws of the Corporation shall be adopted by the incorporator. Thereafter the Board of Directors of the Corporation may make, alter, amend or repeal the by-laws of the Corporation.

          SEVENTH: Subject to the provisions of the General Corporation Law of the State of Delaware, the number of directors of the Corporation shall be fixed and may be altered from time to time as may provided in the by-laws. In case of any increase in the number of directors, the additional directors shall be elected by the stockholders at an annual or special meeting, as shall be provided in the by-laws.

          EIGHTH: The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor of the Corporation.

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                                       -3-


          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

          NINTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may from time to time be designated by the by-laws or by resolution of stockholders or directors.

          TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly hereunto set my hand this 7th day of June, 1989.

                                        LARSE CORPORATION




                                        By:/s/ Susan Blanchard-Bologna
                                           ------------------------------
                                           Name:  Susan Blanchard-Bologna
                                           Title: Incorporator